===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                              --------------------


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): NOVEMBER 6, 2001

                              --------------------


                                  DIVINE, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                      0-30043               36-4301991
(State or other jurisdiction of     (Commission File          (IRS Employer
incorporation or organization)           Number)           Identification No.)


                              1301 N. ELSTON AVENUE
                             CHICAGO, ILLINOIS 60622
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (773) 394-6600


                              --------------------




===============================================================================

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

         On November 6, 2001 (the "Closing Date"), divine, inc. ("divine") completed its acquisition of RoweCom Inc. ("RoweCom") in accordance with the terms of an Agreement and Plan of Merger and Reorganization, dated as of July 6, 2001 (the "Merger Agreement"), by and among divine, RoweCom and Knowledge Resources Acquisition Corp., a wholly-owned subsidiary of divine ("Knowledge Resources"). Pursuant to the terms of the Merger Agreement, Knowledge Resources was merged with and into RoweCom (the "Merger") and the approximately 13,545,000 shares of RoweCom common stock that were outstanding on the Closing Date were converted into the right to receive an aggregate of approximately 10,159,000 shares of class A common stock, par value $.001 per share, of divine ("divine Stock") at an exchange rate of 0.75 shares of divine Stock for each share of RoweCom common stock (the "Exchange Ratio"). divine will pay the former RoweCom stockholders cash in lieu of any fractional shares of divine Stock that would otherwise be issued in the Merger. In addition, an aggregate of approximately 15,473,000 shares of divine Stock are issuable in connection with the exercise of RoweCom options and warrants and conversion of RoweCom notes that divine assumed or issued in connection with the Merger.

         In connection with the Merger, divine is guaranteeing RoweCom's obligations under $9,000,000 in aggregate principal amount floating rate senior secured notes that RoweCom issued in January 2001 to several RoweCom suppliers. The notes are scheduled to mature on December 28, 2001, but may be due on demand because RoweCom is in default of certain covenants. divine is presently negotiating the terms of these notes, including the waiver of the defaults, the extension of the maturity date to April 2002 and the terms under which the notes will be convertible into divine Stock.

         The divine Stock issued in the Merger pursuant to the Exchange Ratio was registered under the Securities Act of 1933, as amended. The acquisition was structured as a tax-free reorganization and is being accounted for by divine under the purchase method of accounting.

         The Proxy Statement/Prospectus, dated September 17, 2001 (the "Proxy Statement/Prospectus"), included in divine's Registration Statement on Form S-4, as amended (File No. 333-68852) (the "Registration Statement"), sets forth certain additional information regarding the Merger, divine and RoweCom. A copy of the Merger Agreement is filed herewith as Exhibit 2 and is incorporated herein by reference.

ITEM 5.   OTHER EVENTS

         In addition to its acquisition of RoweCom, in October 2001, divine completed acquisitions of Open Market, Inc. and eshare Communications, Inc.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.
                  -------------------------------------------

         (1) The audited Consolidated Balance Sheets of RoweCom at December 31, 2000 and 1999, the audited Consolidated Statements of Operations, Stockholders' (Deficit) Equity and Cash Flows of RoweCom for each of the three years in the period ended December 31, 2000, and the notes to the audited financial statements are set forth on pages F-1 through F-29 of the Proxy Statement/Prospectus contained in the Registration Statement. Such financial statements and notes set forth on those pages are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

          (2) The following Financial Statements of RoweCom are included on pages F-1 through F-3 of this Form 8-K:
                  Consolidated Balance Sheet as of September 30, 2001
                  (unaudited)
                  Consolidated Statement of Operations for the nine months ended September 30, 2001 (unaudited) and 2000 (unaudited) Consolidated Statement of Cash Flows for the nine months ended September 30, 2001 (unaudited) and 2000 (unaudited).

         (3) The following Financial Statements of Open Market, Inc. are included on pages F-4 through F-6 of this Form 8-K:
                  Consolidated Balance Sheet as of September 30, 2001
                  (unaudited)
                  Consolidated Statement of Operations for the nine months ended September 30, 2001 (unaudited) and 2000 (unaudited) Consolidated Statement of Cash Flows for the nine months ended September 30, 2001 (unaudited) and 2000 (unaudited)

         (4) The following Financial Statements of eshare Communications, Inc. are included on pages F-7 through F-9 of this Form 8-K:
                  Consolidated Balance Sheet as of September 30, 2001
                  (unaudited)
                  Consolidated Statement of Operations for the nine months ended September 30, 2001 (unaudited) and 2000 (unaudited) Consolidated Statement of Cash Flows for the nine months ended September 30, 2001 (unaudited) and 2000 (unaudited)

         (b)      PRO FORMA FINANCIAL INFORMATION.
                  -------------------------------

                  The following Pro Forma Financial Information reflecting the pro forma effect on divine of its acquisitions of RoweCom, Open Market and eshare is included on pages F-10 through F-19 of this Form 8-K.
                  Pro Forma Condensed Combined Balance Sheet as of September 30, 2001 (unaudited)
                  Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2000 (unaudited)
                  Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2001 (unaudited)
                  Notes to Unaudited Pro Forma Condensed Combined Financial Statements

         (c)      EXHIBITS.
                  --------

                  The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

                     ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
                  (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                                  ROWECOM, INC.
                            CONSOLIDATED BALANCE SHEET
                                 (in thousands)

                                                                    September 30,
                                                                        2001
                                                                    -------------
                                     ASSETS
Current Assets:
     Cash and cash equivalents                                        $  22,935
     Accounts receivable, net                                            62,121
     Prepaid expenses and other current assets                            3,245
                                                                      ---------
          Total current assets                                           88,301
Property and equipment, net                                               8,406
Intangible assets                                                        15,528
Other assets                                                                568
                                                                      ---------
          Total assets                                                $ 112,803
                                                                      =========

              LIABILITIES, REDEEMABLE, CONVERTIBLE PREFERRED STOCK
                            AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Accounts payable                                                 $  21,797
     Accrued expenses                                                    59,573
     Notes payable, current                                               1,388
     Deferred revenues                                                   59,687
                                                                      ---------
          Total current liabilities                                     142,445
Stockholders' Equity:
     Preferred Stock, $0.10 par value--
          Authorized--1,995 shares, issued and outstanding--None
     Common stock, $0.001 par value--
          Authorized--300,000 shares, issued and outstanding--
            13,500 at September 30, 2001                                    136
     Additional paid-in-capital                                         113,866
     Treasury stock                                                         (53)
     Accumulated deficit                                               (143,591)
                                                                      ---------
          Total stockholders' equity                                    (29,642)
                                                                      ---------
          Total liabilities and stockholders' equity                  $ 112,803
                                                                      =========

                                  ROWECOM, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      (in thousands, except per share data)

                                                                      Nine Months
                                                                         Ended
                                                                     September 30,
                                                                 --------      --------
                                                                   2001          2000
                                                                 --------      --------
Revenues                                                         $174,117      $131,883
Cost of Revenues                                                  157,982       119,122
                                                                 --------      --------
          Gross profit                                             16,135        12,761
Operating Expenses:
     Selling and marketing                                         19,224        26,722
     Research and development                                       4,486         8,503
     General and administrative                                    11,814        11,565
     Amortization of intangible assets                              4,339         5,488
                                                                 --------      --------
          Total operating expenses                                 39,863        52,278
                                                                 --------      --------
          Loss from operations                                    (23,728)      (39,517)
Interest and other expense, net                                    (4,039)       (4,393)
                                                                 --------      --------
          Loss before income taxes and extraordinary item         (27,767)      (43,910)
Income tax provision (benefit)                                       (921)          716
                                                                 --------      --------
          Loss before extraordinary item                          (26,846)      (44,626)
Extraordinary loss                                                     --        (4,087)
                                                                 --------      --------
Net loss                                                         $(26,846)     $(48,713)

Basic and diluted net loss per share:
Net loss applicable to common shareholders
  (before extraordinary item)                                    $(26,846)     $(44,626)
Net loss applicable to common shareholders
  (after extraordinary item)                                     $(26,846)     $(48,713)
Basic and diluted net loss per share to common
  stockholders (before extraordinary item)                       $  (2.17)     $  (3.94)
Basic and diluted net loss per share to common
  stockholders (of extraordinary item)                           $     --      $  (0.36)
Basic and diluted net loss per share to common
  stockholders (after extraordinary item)                        $  (2.17)     $  (4.30)
Weighted average common shares outstanding
     Basic and diluted                                             12,368        11,335

                                  ROWECOM INC.
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (in thousands)



                                                                                        Nine months
                                                                                           Ended
                                                                                        September 30

                                                                             ----------                   ---------
                                                                                2001                         2000
                                                                             ----------                   ---------

Cash flows from operating activities
          Net Loss                                                           $ (27,691)                   $(48,713)
Adjustments to reconcile net loss to net cash
  used in operating activities
         Depreciation and amortization                                           6,561                       7,625
         Loss on disposal of fixed assets                                            -                           3
         Amortization of discount on convertible notes                             903                       4,717
Changes in operating assets and liabilities
         Accounts receivable                                                    30,324                      69,316
         Other current assets                                                   (2,365)                     (8,438)
         Accounts payable                                                      (37,183)                    (20,282)
         Income Taxes payble                                                      (361)                       (235)
         Accrued expenses and accrued compensation                              (1,954)                     (1,872)
         Customer Advanaces                                                      4,648                      20,686
         Deferred Revenue                                                       36,832                      60,616
                                                                         -------------                ------------
Net cash used in operating activities                                           (9,714)                     83,423
Cash flows from investing activities
         Purchase of property and equipment                                     (1,203)                     (2,329)
         Cash paid to acquire business, net of cash acquired                         -                      (3,199)
                                                                         -------------                ------------
Net cash used in investing activities                                           (1,203)                     (5,528)
Cash flows from financing activities
         Net proceeds from issuance of common stock
           and common stock warrants                                             6,951                           -
         Loan proceeds, net                                                    (12,276)                     59,816
                                                                         -------------                ------------
Net cash provided by financing activities                                       (5,325)                     59,816
Effect of exchange rates on cash                                                  (195)                     (1,068)
Change in intercompany (eliminates)                                             (6,653)
Net increase (decrease) in cash and cash equivalents                            (3,662)                    136,643
Cash and cash equivalents, beginning of period                                  26,597                      13,264
                                                                         -------------                ------------
Cash and cash equivalents, end of period                                     $  22,935                    $149,907
                                                                         =============                ============

                               OPEN MARKET, INC.
                          CONSOLIDATED BALANCE SHEET
                                 (in thousands)


                                                                                            September 30,
                                                                                                 2001
                                                                                          ----------------
                                              ASSETS
Current Assets:
         Cash and cash equivalents                                                             $ 3,364
         Marketable securities                                                                   1,855
         Accounts receivable, net                                                                9,193
         Prepaid expenses and other current assets                                               3,930
                                                                                          ----------------
               Total current assets                                                             18,342
Property and equipment, at cost:
         Computers and office equipment                                                         17,224
         Leasehold improvements                                                                  5,685
         Furniture and fixtures                                                                  2,317
                                                                                          ----------------
               Total property and equipment                                                     25,226
         Less--accumulated depreciation and amortization                                        18,484
                                                                                          ----------------
               Net property and equipment                                                        6,742
Other assets                                                                                     1,225
                                                                                          ----------------
               Total assets                                                                   $ 26,309
                                                                                          ================

              LIABILITIES, REDEEMABLE, CONVERTIBLE PREFERRED STOCK
                            AND STOCKHOLDERS' EQUITY

Current Liabilities:
         Lines of credit                                                                      $  1,738
         Notes payable                                                                           5,000
         Accounts payable                                                                        3,142
         Accrued expenses                                                                        9,036
         Deferred revenues                                                                       4,271
                                                                                          ----------------
               Total current liabilities                                                        23,187
Long-term obligations, net of current maturities                                                     -
Redeemable convertible preferred stock
         Series E 6% cumulative convertible preferred stock, $0.10 par
              value--Authorized--5 shares, issued and outstanding--None                            577
Stockholders' Equity:
         Preferred Stock, $0.10 par value--
               Authorized--1,995 shares, issued and outstanding--None
         Common stock, $0.001 par value--
               Authorized--300,000 shares, issued and outstanding--
               52,373 shares at September 30, 2001                                                   52
         Additional paid-in-capital                                                             228,487
         Deferred compensation
         Accumulated deficit                                                                   (225,994)
                                                                                          ----------------
               Total stockholders' equity                                                         2,545
                                                                                          ----------------
               Total liabilities and stockholders' equity                                      $ 26,309
                                                                                          ================

                               OPEN MARKET, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                     (in thousands, except per share data)


                                                                                    Nine Months
                                                                                       Ended
                                                                                   September 30,
                                                                      ------------------------------------------
                                                                            2001                    2000
                                                                      ------------------     -------------------
Revenues:
       Product revenues                                                   $ 18,101                $ 42,108
       Service revenues                                                     17,593                  31,569
                                                                      ------------------     -------------------
              Total revenues                                                35,694                  73,677
Cost of Revenues:
       Product revenues                                                      1,883                   6,772
       Service revenues                                                     14,097                  27,180
                                                                      ------------------     -------------------
              Total cost of revenues                                        15,980                  33,952
                                                                      ------------------     -------------------
              Gross profit                                                  19,714                  39,725
Operating Expenses:
       Selling and marketing                                                26,963                  35,717
       Research and development                                             12,459                  18,884
       General and administrative                                            6,206                  11,017
       Allowance for bad debt                                                  698                       -
       Amortization of intangible assets                                       450                       -
                                                                      ------------------     -------------------
              Total operating expenses                                      46,776                  65,618
              Loss from operations                                         (27,062)                (25,893)
Gain on sales of assets                                                      4,710                       -
Gain from investments                                                          504                  13,318
Interest income                                                                357                   1,066
Interest expense                                                              (681)                   (358)
Other expense, net                                                            (297)                   (202)
                                                                      ------------------     -------------------
Net loss before provision for income taxes                                 (22,469)                (12,069)
Provision for income taxes                                                     541                     384
                                                                      ------------------     -------------------
Net loss                                                                 $ (23,010)              $ (12,453)
Accretion of preferred stock discount and
    dividends                                                                  518                       -
                                                                      ------------------     -------------------
Net loss applicable to common shareholders                                 (23,528)                (12,453)
Net loss per share--Basic and diluted                                    $   (0.49)              $   (0.28)
Weighted average common shares outstanding
   Basic and diluted                                                        47,832                  45,050

                               OPEN MARKET, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (in thousands)


                                                                                                   Nine months ended
                                                                                                      September 30,
                                                                                                 2001              2000
                                                                                            ----------------------------------
Cash flows from operating activities:
       Net loss                                                                                $(8,512)          $(12,453)
       Adj. to reconcile net loss to net cash used in operating activities
              Depreciation and amortization                                                        815              3,044
              Amortization of intangibles                                                            -              2,296
              Stock based compensation expense                                                      28                 85
              Cumulative effect on preferred stock                                                 518                  -
              Changes in assets and liabilities
                   Accounts receivable                                                           2,410             (3,269)
                   Prepaid expenses and other current assets                                       460               (407)
                   Accounts payable                                                             (1,494)            (1,435)
                   Accrued expenses                                                             (2,252)             3,098
                   Deferred revenue                                                                567              2,030
                                                                                            ---------------   ----------------
                          Net cash used in operating activities                                 (7,459)            (7,011)
                                                                                            ---------------   ----------------
Cash flows from investing activities:
       Purchase of property and equipment                                                         (127)            (2,786)
       Maturities of marketable securities                                                         656              1,358
       Decrease in other assets                                                                      -                291
                                                                                            ---------------   ----------------
                          Net cash provided by (used in) investing activities                      528             (1,137)
                                                                                            ---------------   ----------------
Cash flows from financing activities:
       Net payments under the line of credit                                                    (1,348)              (401)
       Preferred stock, net of issuance costs                                                   (3,579)                 -
       Proceeds (payments) on note payable                                                       5,000                (92)
       Proceeds from employee stock purchase plan                                                    -                938
       Proceeds from exercise of stock options                                                      13              7,101
       Proceeds from issuance of common stock in private placements                              3,452                  -
                                                                                            ---------------   ----------------
                          Net cash provided by financing activities                              3,538              7,546
                                                                                            ---------------   ----------------
Net decrease in cash and cash equivalents                                                       (3,392)              (602)
                                                                                            ---------------   ----------------
Cash and cash equivalents, beginning of period                                                   6,756             19,258
                                                                                            ---------------   ----------------
Cash and cash equivalents, end of period                                                       $ 3,364           $ 18,656


                          eshare Communications, Inc.
                          CONSOLIDATED BALANCE SHEET
                       (in thousands, except share data)


                                                                                       September 30,
                                                                                             2001
                                                                                       ---------------
                                               ASSETS
 Current Assets:
         Cash and cash equivalents                                                         $ 8,326
         Marketable securities                                                               4,402
         Accounts receivable, net                                                           22,369
         Inventories                                                                         1,499
         Deferred taxes                                                                      1,394
         Prepaid expenses and other current assets                                           1,908
                                                                                       ---------------
                 Total current assets                                                       39,898
 Property and equipment, net:                                                                8,747
 Deferred taxes                                                                             10,505
 Intangible assets, net                                                                      3,302
 Other assets                                                                                  119
                                                                                       ---------------
                 Total assets                                                              $62,571
                                                                                       ===============

                    LIABILITIES, REDEEMABLE, CONVERTIBLE PREFERRED STOCK
                            AND STOCKHOLDERS' EQUITY
 Current Liabilities:
         Accounts payable                                                                  $ 4,318
         Accrued liabilities                                                                 7,385
         Deferred revenues                                                                  10,886
         Other current liabilities                                                             100
                                                                                       ---------------
                 Total current liabilities                                                  22,689
 Stockholders' Equity:
         Preferred Stock, no par value:  20,000,000 shares authorized, no shares
                 issued and outstanding at September 30, 2001                                    -
         Common stock, no par value:  100,000,000 shares authorized, 13,544,560
                 issued and outstanding at September 30, 2001                                   69
         Additional paid-in-capital                                                         62,318
         Accumulated other comprehensive income                                             (1,004)
         Accumulated deficit                                                               (21,501)
                                                                                       ---------------
                 Total stockholders' equity                                                 39,882
                                                                                       ---------------
                 Total liabilities and stockholders' equity                                $62,571
                                                                                       ===============

                          eshare Communications, Inc.
                     CONSOLIDATED STATEMENT OF OPERATIONS
                     (in thousands, except per share data)

                                                                             Nine Months
                                                                                Ended
                                                                            September 30,
                                                                      ------------------------
                                                                          2001         2000
                                                                      -----------   ----------
Revenues:
     Product revenues                                                  $  27,912     $  39,129
     Service revenues                                                     27,031        24,992
                                                                      -----------   -----------
           Total revenues                                                 54,943        64,051
Cost of Revenues:
     Product revenues                                                      5,462         7,660
     Service revenues                                                     15,348        14,612
                                                                      -----------   -----------
           Total cost of revenues                                         20,810        22,272
                                                                      -----------   -----------
           Gross profit                                                   34,133        41,779
                                                                      -----------   -----------
Operating Expenses:
     Engineering, research and development                                 7,355         8,081
     Selling, general and administrative                                  34,383        38,920
           Total operating expenses                                       41,738        47,001
           Loss from operations                                           (7,605)       (5,222)
Other income, net                                                            354           256
                                                                      -----------   -----------
Net loss before income taxes                                              (7,251)       (4,966)
Provision for income taxes                                                (2,593)       (1,788)
                                                                      -----------   -----------
Net loss                                                               $  (4,658)    $  (3,178)
Net loss applicable to common shareholders                                (4,658)       (3,178)
Net loss per share--Basic and diluted                                  $   (0.21)        (0.15)
Weighted average common shares outstanding
    Basic and diluted                                                     21,948        21,717

                          eshare Communications, Inc.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (in thousands)


                                                                                     For the Nine
                                                                                     Months Ended
                                                                                     September 30,
                                                                            -----------------------------
                                                                               2001                2000
                                                                            ---------            --------
Cash used by operating activities:
  Net loss                                                                  $ (4,658)            $ (3,178)
  Adjustments to reconcile net loss to net cash provided
    by (used in) operating activities:
    Depreciation and amortization                                              4,495                3,852
    Non cash financing charges                                                     -                  104
    Deferred income taxes                                                     (2,726)                (808)
    Changes in assets and liabilities  net of business acquired:
       Accounts receivable, net                                                4,218                 (266)
       Inventories                                                               658                 (206)
       Prepaid expenses and other assets                                       3,328               (1,672)
       Accounts payable and accrued expenses                                  (4,817)                 838
       Deferred revenue                                                         (577)               2,944
       Customer deposits                                                        (399)                 683
       Other, net                                                                  3                  (66)
                                                                      -----------------   ------------------
         Total adjustments                                                     4,183                5,403
                                                                      -----------------   ------------------
         Net cash (used in) provided by operating activities                    (475)               2,225

Cash flows from investing activities:
  Purchases of property and equipment                                         (1,660)              (2,917)
  Payment on purchase of Business                                                (32)               (500)
  Proceeds from sale of marketable securities                                  2,727                4,500
                                                                      -----------------   ------------------
         Net cash  provided by investing activities                            1,035                1,083

Cash flows from financing activities:
  Net proceeds from issuance of common stock                                     152                1,461
  Repayment of debt                                                                -                 (200)
                                                                      -----------------   ------------------
         Net cash provided by financing activities                               152                1,261

         Effect of foreign currency translation                                   16                 (930)
                                                                      -----------------   ------------------

Net change in cash and cash equivalents                                          728                3,639

Cash and cash equivalents, beginning of period                                 7,598                3,558
                                                                      -----------------   ------------------

Cash and cash equivalents, end of period                                       8,326                7,197
Marketable securities                                                          4,402                7,039
                                                                      -----------------   ------------------
Cash, cash equivalents and marketable securities                            $ 12,728             $ 14,236
                                                                      =================   ==================

                  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
                    (b) PRO FORMA FINANCIAL INFORMATION

                   UNAUDITED PRO FORMA CONDENSED COMBINED
                          FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements describe the pro forma effect of divine's recently completed acquisitions of RoweCom Inc., eshare communications, Inc., and Open Market, Inc. on the

     - statements of operations for the nine months ended September 30, 2001 and the year ended December 31, 2000 of divine; and

     - balance sheet as of September 30, 2001 of divine.

     The purpose of these pro forma financial statements is to demonstrate how the combined financial statements of these businesses might have appeared if each of the mergers had been completed at the beginning of the periods presented, or when otherwise indicated.

     On October 19, 2001, divine completed its acquisition of Open Market, which provides content-driven e-business solutions to enterprises. On October 23, 2001, divine completed its acquisition of eshare, which provides customer interaction management products and services. Further, on November 6, 2001, divine completed its acquisition of RoweCom, which is a business-to-business provider of e-commerce solutions for purchasing and managing the acquisition of magazines, newspapers, journals and e-journals, books and other printed sources of commercial, scientific and general interest information and analysis.

     divine has prepared the unaudited pro forma condensed combined financial statements using the purchase method of accounting for all these transactions. Because the unaudited pro forma condensed combined financial statements are based upon the financial condition and operating results of RoweCom, eshare and Open Market during periods when they were not under the control, influence or management of divine, the information presented may not be indicative of the results that would have actually occurred had the acquisitions been completed as of the respective periods presented, nor is it indicative of future financial or operating results. divine expects to incur reorganization and integration expenses as well as potential operating efficiencies as a result of the acquisitions of RoweCom, eshare and Open Market. The unaudited pro forma condensed combined financial statements do not give effect to any synergies that may occur due to the integration of RoweCom, eshare and Open Market with divine, nor do they take into account the effect of any potential changes to accounting policies, including with respect to the recognition of revenues, of the acquired entities after the mergers due to the integration of their businesses into divine's business model. The unaudited pro forma condensed combined financial statements should be read along with the historical financial statements of divine and the related notes, previously filed by divine with the SEC on Forms 10-K and 10-Q.

     Certain assets and liabilities in the consolidated balance sheets of RoweCom, eshare and Open Market have been reclassified to conform to the divine line item presentation in the unaudited pro forma condensed combined balance sheet. Certain expenses and other deductions in the consolidated statements of operations of RoweCom, eshare and Open Market have been reclassified to conform to the divine line item presentation in the unaudited pro forma condensed combined statements of operations.

                                  divine, inc.
 UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2001
                                 (in thousands)



                                                                                       RoweCom
                                                                                      Pro Forma
                                                 divine, inc.       RoweCom Inc.      Adjustments        eshare
                                                 ---------------------------------------------------------------------
ASSETS
   Current assets
      Cash and cash equivalents                      170,026             7,902          (500) (c)         8,326

      Restricted cash                                  4,630               668             -                  -
      Accounts receivable                             46,072            62,121             -             22,369
      Available-for-sale securities                    1,112            14,365             -              4,402
      Note receivable                                  3,427                 -             -                  -
      Inventory                                            -                 -             -              1,499
      Deferred taxes                                       -                 -             -              1,394
      Other current assets                            18,438             3,245             -              1,908

                                                  ----------        ----------    ----------         -----------
         Total current assets                        243,705            88,301          (500)             39,898

   Property and equipment, net                        43,728             8,406             -               8,747
   Deferred taxes                                          -                 -             -              10,505
   Goodwill and other intangible assets               43,822            15,528        59,798  (a)          3,302
                                                                                     (15,528) (a)              -
                                                                                         500  (c)              -
                                                                                       4,769  (b)              -
   Ownership interests in associated companies        11,993                 -             -                   -
   Other non-current assets                           19,589               568             -                 119

                                                  ----------        ----------    ----------         -----------
TOTAL ASSETS                                         362,837           112,803        49,039              62,571
                                                  ==========        ==========    ==========         ===========

LIABILITIES
   Current liabilities
      Accounts payable                                12,660            21,797             -               4,318
      Accrued payroll expenses                         9,602             1,388             -                   -
      Accrued vacation                                 3,852                 -             -                   -
      Accrued professional fees                          669                 -             -                   -
      Current portion of facilities impairment         1,494                 -             -                   -
      Current portion of capital leases                3,729                 -             -                   -
      Other accrued expenses and current liabilities  12,786            37,012             -               7,485
      Notes payable - current                          5,890            22,561             -                  -
      Deferred revenue                                 7,735            59,687             -              10,886

                                                  ----------        ----------    ----------         -----------
         Total current liabilities                    58,417           142,445             -              22,689

   Long-term debt                                     58,473                 -             -                   -
   Capital leases                                      4,232                 -             -                   -
   Other noncurrent liabilities                          424                 -             -                   -
   Long-term facilities impairment                     2,455                 -             -                   -
   Minority interest                                   6,488                 -             -                   -
   Convertible preferred stock                             -                 -             -                   -

STOCKHOLDERS' EQUITY
   Common stock                                          161                 -            10  (a)              -
   Additional paid-in capital                        994,681                 -        14,618  (a)              -
                                                                                       4,769  (b)              -
   Notes receivable from exercise of options          (3,130)                -             -                   -
   Unearned stock-based compensation                 (19,154)                -             -                   -
   Accumulated other comprehensive loss              (20,150)                -             -                   -
   Treasury stock, at cost                            (9,639)                -             -                   -
   Accumulated deficit                              (710,421)                -             -                   -

   Acquired company equity                                 -           (29,642)       29,642  (a)         39,882

                                                  ----------        ----------    ----------         -----------
TOTAL STOCKHOLDERS' EQUITY                           232,348           (29,642)       49,039              39,882
                                                  ----------        ----------    ----------         -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           362,837           112,803        49,039              62,571
                                                  ==========        ==========    ==========         ===========

                                                                                                               divine/RoweCom
                                                     eshare                            Open Market           eshare/Open Market
                                                   Pro Forma                            Pro Forma                Pro Forma
                                                   Adjustments      Open Market         Adjustments              Combined
                                                 ------------------------------------------------------------------------------
ASSETS
   Current assets
      Cash and cash equivalents                      (5,750) (g)        3,364            (6,500) (h)              175,868
                                                       (500) (c)                           (500) (c)
      Restricted cash                                     -                 -                 -                     5,298
      Accounts receivable                                 -             9,193                 -                   139,755
      Available-for-sale securities                       -             1,855                 -                    21,734
      Note receivable                                     -                 -                 -                     3,427
      Inventory                                           -                 -                 -                     1,499
      Deferred taxes                                 (1,394) (d)            -                 -                         -
      Other current assets                                -             3,930                 -                    27,521

                                                 ----------        ----------        ----------                ----------
         Total current assets                        (7,644)           18,342            (7,000)                  375,102

   Property and equipment, net                            -             6,741                 -                    67,622
   Deferred taxes                                   (10,505) (d)            -                 -                         -
   Goodwill and other intangible assets                (994) (d)            -            59,390  (h)              188,592
                                                     (3,302) (d)                          6,766  (i)
                                                        500  (c)                            500  (c)
                                                     11,899  (d)
   Ownership interests in associated companies        1,642  (e)            -                 -                    11,993
   Other non-current assets                           5,750  (g)        1,226                 -                    27,252

                                                 ----------        ----------        ----------                ----------
TOTAL ASSETS                                         (2,654)           26,309            59,656                   670,561
                                                 ===========       ===========       ===========               =============

LIABILITIES
   Current liabilities
      Accounts payable                                (1,342) (f)       3,142                 -                     40,575
      Accrued payroll expenses                             -                -                 -                     10,990
      Accrued vacation                                     -                -                 -                      3,852
      Accrued professional fees                            -                -                 -                        669
      Current portion of facilities impairment             -                -                 -                      1,494
      Current portion of capital leases                    -                -                 -                      3,729
      Other accrued expenses and current liabilities       -           10,774                 -                     68,057
      Notes payable - current                              -            5,000                 -                     33,451
      Deferred revenue                                     -            4,271                 -                     82,579

                                                  ----------       ----------        ----------                 ----------
         Total current liabilities                    (1,342)          23,187                 -                    245,396

   Long-term debt                                          -                -                 -                     58,473
   Capital leases                                          -                -                 -                      4,232
   Other noncurrent liabilities                            -                -                 -                        424
   Long-term facilities impairment                         -                -                 -                      2,455
   Minority interest                                       -                -                 -                      6,488
   Convertible preferred stock                             -              577              (577) (h)                     -

STOCKHOLDERS' EQUITY
   Common stock                                           68  (d)           -                44  (h)                   283
   Additional paid-in capital                         35,518  (d)                        55,968  (h)             1,113,962
                                                       1,642  (e)                         6,766  (i)
   Notes receivable from exercise of options               -                -                 -                     (3,130)
   Unearned stock-based compensation                       -                -                 -                    (19,154)
   Accumulated other comprehensive loss                    -                -                 -                    (20,150)
   Treasury stock, at cost                                 -                -                 -                     (9,639)
   Accumulated deficit                                 1,342  (f)           -                 -                   (709,079)

   Acquired company equity                           (39,882) (d)       2,545            (2,545) (h)                     -

                                                  ----------        ----------        ----------                 ----------
TOTAL STOCKHOLDERS' EQUITY                            (1,312)           2,545            60,233                    353,093
                                                  ----------        ----------        ----------                ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            (2,654)          26,309            59,656                    670,561
                                                 ===========       ===========       ===========               =============

                                  divine, inc.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE YEAR ENDED DECEMBER 31, 2000

                 (in thousands, except share and per share data)


                                                                                                     RoweCom             eshare
                                                            divine            RoweCom               Pro Forma        Communications
                                                              inc.              Inc.               Adjustments            Inc.
                                                        ------------        ------------           ------------      --------------
Revenues                                                      44,079             347,581                   --            83,956

Operating expenses:
  Cost of Revenues                                            42,266             316,498                   --            31,122
  Selling, general and
    administrative                                           175,663              57,311               11,742 (j)        61,249

  Research and development                                    12,036               9,861                   --            10,658
  Impairment of investment
    in consolidated associated
    companies                                                 57,626              30,082                   --                --
  Impairment of facilities                                    10,961                --                     --                --
  Amortization of stock-based
    compensation                                              48,069                --                     --                --
                                                        ------------        ------------           ------------        ---------
      Total operating expenses                               346,621             413,752                 11,742         103,029
                                                        ------------        ------------           ------------        ---------
      Operating loss                                        (302,542)            (66,171)               (11,742)        (19,073)

Other income (expense):
  Interest income                                             15,583                  --                     --              --
  Interest expense                                            (1,857)             (5,354)                    --              --
  Other income (loss), net                                      (301)                 --                     --             414
                                                        ------------        ------------           ------------       ---------
      Total other income (expense)                            13,425              (5,354)                    --             414
Loss before minority interest, net gain of
  stock transactions of associated companies,
  equity in losses of associated companies,
  and impairment of investment in equity
  method and cost method associated companies               (289,117)            (71,525)               (11,742)        (18,659)
Minority interest                                             18,169                --                       --              --
Net gain of stock transactions of associated companies         4,375                --                       --              --
Equity in losses of
  associated companies                                       (90,621)               --                       --              --
Impairment of investment in
  equity method and cost
  method associated companies                               (113,125)               --                       --              --
                                                        ------------        ------------           ------------       ---------
      Loss before income taxes                              (470,319)            (71,525)               (11,742)        (18,659)
Income tax (benefit) provision                                    --               3,661                     --           7,542
                                                        ------------        ------------           ------------       ---------
      Net loss from continuing
         operations                                         (470,319)            (75,186)               (11,742)       (11,117)
Accretion of redeemable
  preferred stock dividends                                   (8,037)               --                     --               --
Accretion of preferred stock
  dividends                                                   (9,070)               --                     --               --
Deemed dividends                                             (40,756)               --                     --               --
                                                        ------------        ------------           ------------     ----------
      Net loss from continuing operations
       applicable to common shareholders                    (528,182)            (75,186)               (11,742)       (11,117)
                                                        ------------        ------------           ------------     ----------

Basic and diluted net loss per
  share applicable to common stockholders                      (7.84)
Shares used in computing basic and diluted
  net loss per share                                      67,390,746


                                                                                                              divine/RoweCom
                                                                                                             eshare/Open Market
                                                          eshare                             Open Market         Pro Forma
                                                         Pro Forma            Open            Pro Forma           Combined
                                                        Adjustments          Market          Adjustments            Inc.
                                                        ------------        ------------     ------------      --------------
Revenues                                                 (1,815)(k)           88,981                --           562,782

Operating expenses:
  Cost of Revenues                                         --                 44,846                --           434,732
  Selling, general and
    administrative                                         (403) (k)          70,555            19,473 (j)       398,453
                                                          2,863  (j)                                                  --
  Research and development                                   --               24,801                --            57,356
  Impairment of investment
    in consolidated associated
    companies                                            (1,412) (k)              --                --            86,296
  Impairment of facilities                                   --                   --                --            10,961
  Amortization of stock-based
    compensation                                             --                   --                --            48,069
                                                     --------------        ------------      -----------      -----------
      Total operating expenses                            1,048              140,202            19,473         1,035,867
                                                     --------------        ------------      -----------      -----------
      Operating loss                                     (2,863)             (51,221)          (19,473)         (473,085)

Other income (expense):
  Interest income                                            --                1,326                --            16,909
  Interest expense                                           --                 (447)               --            (7,658)
  Other income (loss), net                                   --               13,208                --            13,321
                                                     --------------        ------------      -----------      -----------
      Total other income (expense)                           --               14,807                --            22,572
Loss before minority interest, net gain of
  stock transactions of associated companies,
  equity in losses of associated companies,
  and impairment of investment in equity
  method and cost method associated companies            (2,863)             (37,134)          (19,473)         (450,513)
Minority interest                                            --                   --                --            18,169
Net gain of stock transactions of
  associated companies                                       --                   --                --             4,375
Equity in losses of
  associated companies                                       --                   --                --           (90,621)
Impairment of investment in
  equity method and cost
  method associated companies                                --                   --                --          (113,125)
                                                     --------------        ------------      -----------      -----------
      Loss before income taxes                           (2,863)             (37,134)          (19,473)         (631,715)
Income tax (benefit) provision                           (7,542) (l)             662                --             4,323
                                                     --------------        ------------      -----------      -----------
      Net loss from continuing
         operations                                     (10,405)             (37,796)          (19,473)         (636,038)
Accretion of redeemable
  preferred stock dividends                                  --                   --                --            (8,037)
Accretion of preferred stock
  dividends                                                  --                   --                --            (9,070)
Deemed dividends                                             --                   --                --           (40,756)
      Net loss from continuing operations            --------------        ------------      -----------      -----------
       applicable to common shareholders                (10,405)              (37,796)         (19,473)         (693,901)
                                                     --------------        ------------      -----------      -----------

Basic and diluted net loss per
  share applicable to common
  stockholders                                                                                                     (3.64)
Shares used in computing
   basic and diluted net loss
   per share                                                                                                 190,439,113

                                  divine, inc.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

                  (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                                                    RoweCom         eshare
                                                                                                   Pro Forma    Communications
                                                               Divine, Inc.      RoweCom Inc.     Adjustments        Inc.
                                                              --------------    --------------   -------------  --------------
Revenues                                                         119,118           174,117                -         54,943

Operating expenses:
  Cost of revenues                                                96,826           157,983                -         20,810
  Selling, general and administrative                            147,710            35,376           11,158 (m)     34,383
  Research and development                                        13,520             4,486                -          7,355
  Acquired technology--in-process research and development         1,196                 -                -              -
  Impairment of investment in consolidated
    associated companies                                           3,024                 -                -              -
  Impairment of prepaid co-location and bandwidth services        25,000                 -                -              -
  Amortization of stock-based compensation                         7,672                 -                -              -
                                                              ----------        ----------       ----------     ----------
          Total operating expenses                               294,948           197,845           11,158         62,548
                                                              ----------        ----------       ----------     ----------
          Operating loss                                        (175,830)          (23,728)         (11,158)        (7,605)

Other income (expense):
  Interest income                                                  7,638                 -                -              -
  Interest expense                                                (2,189)                -                -              -
  Other income (loss), net                                        10,120            (4,039)               -            354
                                                              ----------        ----------       ----------    -----------
          Total other income (expense)                            15,569            (4,039)               -            354
Loss before minority interest, net gain of stock
  transactions of associated companies, equity in
  losses of associated companies, and impairment of
  investment in equity method and cost method
  associated companies                                          (160,261)          (27,767)         (11,158)        (7,251)
Minority interest                                                  4,269                 -                -              -
Net gain of stock transactions of associated companies               663                 -                -              -
Equity in losses of associated companies                         (15,443)                -                -              -
Impairment of investment in equity method and
   cost method associated companies                              (30,381)                -                -              -
                                                              ----------        ----------       ----------     ----------
  Loss before income taxes                                      (201,153)          (27,767)         (11,158)        (7,251)
Income tax (benefit) provision                                         -              (921)             921 (n)     (2,593)
                                                              ----------        ----------       ----------     ----------

  Net loss from continuing operations                           (201,153)          (26,846)         (12,079)        (4,658)
Accretion of redeemable preferred stock dividends                      -                 -                -              -
  Net loss from continuing operations                         ----------        ----------       ----------     ----------
  applicable to common shareholders                             (201,153)          (26,846)         (12,079)        (4,658)
                                                              ----------        ----------       ----------     ----------

Basic and diluted net loss per share applicable to
  common stockholders                                              (1.38)
Shares used in computing basic and diluted
  net loss per share                                         146,510,593


                                                                                                                    divine/RoweCom
                                                                    eshare                        Open Market     eshare/Open Market
                                                                  Pro Forma          Open          Pro Forma          Pro Forma
                                                                 Adjustments        Market         Adjustments         Combined
                                                                -------------      --------       -------------    -----------------
Revenues                                                                            35,694                                383,872

Operating expenses:
  Cost of revenues                                                       -          15,980                 -              291,599
  Selling, general and administrative                                2,019 (m)      34,317            16,214 (m)          281,177
  Research and development                                               -          12,459                 -               37,820
  Acquired technology--in-process research and development               -               -                 -                1,196
  Impairment of investment in consolidated
     associated companies                                                                -                                  3,024
  Impairment of prepaid co-location and bandwidth services               -               -                 -               25,000
  Amortization of stock-based compensation                               -               -                 -                7,672
                                                                ----------      ----------        ----------           ----------
          Total operating expenses                                   2,019          62,756            16,214              647,488
                                                                ----------      ----------        ----------           ----------
          Operating loss                                            (2,019)        (27,062)          (16,214)            (263,616)

Other income (expense):
  Interest income                                                        -             357                 -                7,995
  Interest expense                                                       -            (681)                -               (2,870)
  Other income (loss), net                                               -           4,917                 -               11,352
                                                                ----------      ----------        ----------           ----------
          Total other income (expense)                                   -           4,593                 -               16,477
Loss before minority interest, net gain of stock
  transactions of associated companies, equity in
  losses of associated companies, and impairment of
  investment in equity method and cost method
  associated companies                                              (2,019)        (22,469)          (16,214)            (247,139)
Minority interest                                                        -               -                 -                4,269
Net gain of stock transactions of associated companies                   -               -                 -                  663
Equity in losses of associated companies                                 -               -                 -              (15,443)
Impairment of investment in equity method and
  cost method associated companies                                       -               -                 -              (30,381)
                                                                ----------      ----------        ----------           ----------
  Loss before income taxes                                          (2,019)        (22,469)          (16,214)            (288,031)
Income tax (benefit) provision                                       2,593 (n)         541                 -                  541
                                                                ----------      ----------        ----------           ----------

  Net loss from continuing operations                               (4,612)        (23,010)          (16,214)            (288,572)
Accretion of redeemable preferred stock dividends                        -            (518)              518  (o)               -
  Net loss from continuing operations                           ----------      ----------        ----------           ----------
  applicable to common shareholders                                 (4,612)        (23,528)          (15,696)            (288,572)
                                                                ----------      ----------        ----------           ----------

Basic and diluted net loss per share applicable to
  common stockholders                                                                                                       (1.07)
Shares used in computing basic and diluted
  net loss per share                                                                                                  269,558,960

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.   Basis of Presentation

     The unaudited pro forma condensed combined balance sheet as of September 30, 2001 gives effect to the acquisitions of RoweCom, eshare and Open Market as if they occurred on that date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2000 and the nine months ended September 30, 2001 give effect to the acquisitions of RoweCom, eshare, and Open Market as if they had occurred on January 1, 2000.

     The following summarizes information concerning the estimated purchase price allocation for the acquisitions of RoweCom, eshare and Open Market.


                                                                                    GOODWILL AND
                                                                                  OTHER INTANGIBLE
                                                             FAIR VALUE OF            ASSETS
                                                              TANGIBLE NET        (EXTRAORDINARY
     COMPANY                              PURCHASE PRICE   ASSETS (LIABILITIES)         GAIN)
     -------                              --------------   --------------------   ----------------
     RoweCom.............................. $19,897,000       $(45,170,000)           $65,067,000
     eshare...............................  37,728,000         26,075,000             11,653,000
     Open Market..........................  69,779,000          3,122,000             66,657,000

     The purchase prices include $500,000 of estimated acquisition costs relating to each acquisition. The Open Market purchase price also includes $6,150,000 paid by divine to Open Market in conjunction with a secured credit facility signed in connection with the Open Market merger agreement.

     In the RoweCom merger, divine issued approximately 10,158,000 shares of divine common stock, warrants to purchase shares of divine common stock, with exercise prices ranging from $0.45 to $9.68 per share and notes convertible into shares of divine common stock. For purposes of the unaudited pro forma condensed combined financial statements, the assumed fair value of divine common stock issued in the RoweCom merger for purchase accounting purposes is $1.44, which represents the average of the closing price of divine's common stock on the first day the agreed upon terms of the RoweCom merger were announced by divine (July 9, 2001) and the three business days before and after the announcement date.

     The merger between divine and eshare was a stock-for-stock transaction. A total of approximately 68,435,000 shares of divine common stock were issued in the eshare merger and fully vested options to purchase a total of approximately 3,681,000 shares of divine common stock were issued in the eshare merger, with exercise prices ranging from $0.14 to $0.56 per share. For purposes of the unaudited pro forma condensed combined financial statements, the assumed fair value of divine common stock issued in the eshare merger for purchase accounting purposes is $0.52, which is the "divine average closing price", or the average of the closing sale price per share of divine's common stock as reported on the Nasdaq National Market for the ten consecutive trading days ending two trading days prior to the closing date of the eshare merger (October 23, 2001). The divine average closing price was used to determine the conversion ratio for eshare shares in the eshare merger.

     In the Open Market merger, divine issued approximately 44,455,000 shares of divine common stock and assumed options and warrants to purchase a total of approximately 9,787,000 shares of divine common stock, with exercise prices ranging from $0.63 to $66.06 per share. For purposes of the unaudited pro forma condensed combined financial statements, the assumed fair value of divine common stock issued in the Open Market merger for purchase accounting purposes is $1.26, which represents the average of the closing price of divine's common stock on the first day the agreed upon terms of the Open Market merger were announced by divine (August 16, 2001) and the three business days before and after the announcement date.

     The effects of the RoweCom, eshare and Open Market mergers have been presented using the purchase method of accounting. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon management's best preliminary estimate of fair value with any excess purchase price being allocated to goodwill or other identifiable intangibles. The preliminary allocation of the purchase price may be subject to further adjustments, as divine finalizes its allocation of purchase price in accordance with generally accepted accounting principles. The pro forma adjustments related to the purchase price allocation of the acquisitions represent management's best estimate of the effects of these transactions.

2.   Pro Forma Balance Sheet Adjustments

     (a) Reflects the issuance of 10,158,420 shares of divine common stock and the elimination of RoweCom's equity in consolidation. Also reflects the elimination of RoweCom's stand-alone goodwill and other intangible assets of $15,528,000 and the establishment by divine of goodwill and other intangible assets of $59,798,000, which represents the value of shares of divine common stock assumed to be issued in excess of the estimated fair value of RoweCom's tangible net assets as of September 30, 2001.

     (b) Reflects the issuance of warrants to purchase 3,752,602 shares of divine common stock, representing the number of RoweCom warrants outstanding as of November 6, 2001, as converted per the merger agreement. The Black-Scholes fair value of these warrants is $4,769,038 and has been included as a component of the purchase price.

     (c) Reflects divine's estimated acquisition costs of $500,000 for each of the acquisitions.

     (d) Reflects the issuance of 68,435,432 shares of divine common stock and the elimination of eshare's equity in consolidation. Also reflects the elimination of eshare's deferred tax assets of $11,899,000 and stand-alone goodwill and other intangible assets of $3,302,000, and the establishment by divine of goodwill and other intangible assets of $9,511,000, which represents the value of shares of divine common stock issued in excess of the estimated fair value of eshare's tangible net assets as of September 30, 2001.

     (e) Reflects the issuance of options to purchase 3,681,285 shares of divine common stock. This is the number of "in-the-money" eshare options as of October 23, 2001, as converted per the merger agreement. The Black-Scholes fair value of these options is $1,642,000 and has been included as a component of the purchase price.

     (f) Accounts payable and accumulated deficit have been adjusted to eliminate the unpaid balance for software sold by eshare to Brandango, a consolidated associated company of divine that ceased operations in 2000. Accumulated deficit is affected instead of accounts receivable, because eshare wrote off this unpaid balance prior to September 30, 2001.

     (g) Reflects the effect of real estate options which are dependent on the closing of the merger of divine with eshare. divine has entered into agreements with Szlam Partners, L.P. and Melita House, Inc., pursuant to which divine will pay approximately $3,703,000 and $2,047,000, respectively, for ten-year options to purchase eshare's U.S. and United Kingdom headquarters.

     (h) Reflects the issuance of 44,454,515 shares of divine common stock and the elimination of Open Market's equity and redeemable preferred stock in consolidation. Also reflects the establishment by divine of goodwill and other intangible assets of $59,390,000, which represents the value of shares of divine common stock issued, and cash paid by divine under a secured credit facility with Open Market, in excess of the estimated fair value of Open Market's tangible net assets as of September 30, 2001.

     (i) Reflects the issuance of options to purchase 8,331,655 shares of divine common stock, which represents the number of Open Market options outstanding as of October 19, 2001, as converted per the merger agreement. Also reflects the issuance of 1,460,557 warrants to purchase divine common stock, which represents the number of Open Market warrants outstanding as of October 19, 2001, as converted per the merger agreement. The Black-Scholes fair value of these options and warrants was $6,766,000 and has been included as a component of the purchase price.

3.   Pro Forma Statement of Operations Adjustments

     The pro forma statement of operations adjustments for the year ended December 31, 2000 consist of:

     (j) Selling, general and administrative expenses have been adjusted to reflect the amortization of goodwill and other intangible assets associated with the RoweCom, eshare, and Open Market acquisitions over an estimated useful life of three years, and to eliminate the historical amortization of goodwill and other intangible assets recorded by RoweCom, eshare and Open Market. Under the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, approved by the Financial Accounting Standards Board on June 29, 2001, goodwill acquired in transactions completed after June 30, 2001 will not be amortized. As the eshare, Open Market, and RoweCom acquisitions were completed in the fourth quarter of 2001, divine's operating results will not reflect any goodwill amortization expense related to these acquisitions. Note that SFAS No. 142 will require the amortization of intangible assets with determinable useful lives, which are generally intangible assets other than goodwill, over the estimated useful life of those assets. The excess purchase price over the estimated fair values of the tangible net assets of RoweCom, eshare and Open Market have not yet been allocated between in-process research and development charges, goodwill, and other intangible assets. For purposes of the pro forma condensed combined statements of operations, the entire excess purchase price is considered to be other intangible assets and therefore is amortizable.

     (k) Product revenues have been adjusted to reflect the sale, during 2000, of software by eshare to Brandango. The sale price of the software was approximately $1,815,000. Of this amount, $403,000 had been depreciated and $1,412,000 had been written off to impairment expenses when Brandango ceased operations later in 2000.

     (l) Reflects the removal of the income tax benefit of eshare, which would not have been recorded if the eshare merger had occurred on January 1, 2000.

     The pro forma statement of operations adjustments for the nine months ended September 30, 2001 consist of:

     (m) Selling, general and administrative expenses have been adjusted to reflect the amortization of goodwill and other intangible assets associated with the RoweCom, eshare and Open Market acquisitions over a useful life of three years, and to eliminate the historical amortization of goodwill and other intangible assets recorded by RoweCom, eshare and Open Market. Under the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, approved by the Financial Accounting Standards Board on June 29, 2001, goodwill acquired in transactions completed after June 30, 2001 will not be amortized. As the eshare, Open Market, and RoweCom acquisitions were completed in the fourth quarter of 2001, divine's operating results will not reflect any goodwill amortization expense related to these acquisitions. Note that SFAS No. 142 will require the amortization of intangible assets with determinable useful lives, which are generally intangible assets other than goodwill, over the estimated useful life of those assets. The excess purchase price over the estimated fair values of the tangible net assets of RoweCom, eshare and Open Market have not yet been allocated between in-process research and development charges, goodwill, and other intangible assets. For purposes of the pro forma condensed combined statements of operations, the entire excess purchase price is considered to be other intangible assets and therefore is amortizable.

     (n) Reflects the removal of the income tax benefits of RoweCom and eshare, which would not have been recorded if the RoweCom merger and eshare merger had occurred on January 1, 2000.

     (o) Reflects the elimination of the accretion of dividends on Open Market's redeemable preferred stock.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   November 21, 2001

                          divine, inc.



                          By: /s/ Jude M. Sullivan
                             -------------------------------------------
                               Jude M. Sullivan
                               Senior Vice President, Secretary
                               and General Counsel

                                  DIVINE, INC.

                                  EXHIBIT INDEX

    EXHIBIT
    NUMBER                          DESCRIPTION OF EXHIBIT
    -------                         ----------------------
     2.*          Agreement and Plan of Merger and Reorganization, dated as of
                  July 6, 2001, among divine, inc., Knowledge Resources
                  Acquisition Corp., and RoweCom, Inc., excluding exhibits and schedules thereto (incorporated by reference to Exhibit 2.2 to divine's Current Report on Form 8-K filed July 12, 2001).

    23            Consent of  PricewaterhouseCoopers  LLP,  with respect to RoweCom audited financial statements.

    99.1 Audited consolidated balance sheets of RoweCom at December 31, 2000 and 1999, the audited consolidated statements of operations, stockholders' (deficit) equity and cash flows of RoweCom for each of the three years in the period ended
                  December 31, 2000, and the notes to the audited financial statements (incorporated by reference to pages F-1 through F-29 of the Proxy Statement/Prospectus contained in divine's
                  Registration Statement on Form S-4, as amended (File Number
                  333-68852)).

    99.2 Press release of divine, inc., dated October 25, 2001, announcing approval of the acquisition of RoweCom by the stockholders of RoweCom.

    99.3 Press release of divine, inc., dated November 6, 2001, announcing the completion of the acquisition of RoweCom.

--------
* The schedules and exhibits to the Agreement and Plan of Merger and Reorganization have been omitted pursuant to Item 601(b)(2) of Regulation S-K. divine agrees to furnish supplementally to the Securities and Exchange Commission, upon request, a copy of any omitted schedule or exhibit.